Registration No. 333-
As filed with the Securities and Exchange Commission on May 25, 2017

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

TRUSTCO BANK CORP NY
(Exact Name of Registrant as Specified in Its Charter)

NEW YORK	14-1630287
(State of Incorporation)	(I.R.S. Employer Identification Number)

5 SARNOWSKI DRIVE
GLENVILLE, NEW YORK 12302
(518) 377-3311
(Address, Including ZIP Code, and Telephone Number, Including
Area Code, of Registrant’s Principal Executive Offices)

Michael M. Ozimek	with copies to
Senior Vice President and	Leonard J. Essig
Chief Financial Officer	Lewis Rice LLC
TrustCo Bank Corp NY	600 Washington Ave., Suite 2500
5 Sarnowski Drive	St. Louis, Missouri 63101
Glenville, New York 12302	(314) 444-7600
(518) 381-3680
 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐ Reg. No.

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company”, and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)(2)	Proposed maximum offering price per share (1)(2)	Proposed maximum aggregate offering price (1)(2)(3)	Amount of registration fee (4)
Common Stock
Preferred Stock
Warrants
Rights
Units
Total	$53,056,000		$53,056,000	$6,149.19

(1) There are being registered hereunder such indeterminate number of shares of common stock, such indeterminate number of shares of preferred stock, such indeterminate number of warrants to purchase common stock and/or preferred stock, such indeterminate number of rights representing rights to purchase any other securities registered hereby and such indeterminate number of units, as may be sold by the registrant from time to time, which together will have an aggregate initial offering price not to exceed $53,056,000. Any securities registered hereunder may be sold separately or as units with the other securities registered hereunder. The proposed maximum offering price per unit will be determined, from time to time, by the registrant in connection with the issuance by the registrant of the securities registered hereunder. The securities registered hereunder also include such indeterminate number of shares of common stock as may be issued upon conversion of or exchange for preferred stock that provide for conversion or exchange and upon exercise of warrants or pursuant to the anti-dilution provisions of any of such securities. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares being registered hereunder include such indeterminate number of shares of common stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends, or similar transactions.

(2) The amount to be registered, the proposed maximum offering price per unit, and the proposed maximum aggregate offering price for each class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act.

(3) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) under the Securities Act.

(4) Calculated pursuant to Rule 457(o) under the Securities Act. In connection with the filing of the Registrant’s Form S-3, File No. 333-196127, filed by the Registrant with the Commission on May 21, 2014 and declared effective on May 30, 2014 (the “Prior Registration Statement”), registration fees of $6,833.61 were submitted. All of the shares of common stock covered by the Prior Registration Statement are included in this Registration Statement on Form S-3. In accordance with Rule 457(p), the Registrant is carrying forward all of the unused registration fees paid in connection with the Prior Registration Statement to offset the current registration fee due for the securities registered pursuant to this Registration Statement. Since the amount of the registration fees being carried forward exceed the current registration fee due under this Registration Statement, no additional fees are being paid herewith.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting offers to buy these securities, in any state where such offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 25, 2017

PRELIMINARY PROSPECTUS

$53,056,000

Common Stock
Preferred Stock
Warrants
Rights
Units

TrustCo Bank Corp NY, a New York corporation, may from time to time, in one or more offerings, offer and sell one or any combination of the securities we describe in this prospectus, either individually or as units comprised of one or more of the offered securities. The aggregate initial offering price of the securities that we offer will not exceed $53,056,000.

This prospectus describes the general terms that may apply to the securities offered. The specific terms of our securities to be offered, including the specific amount, the price, the terms, and the plan of distribution for that offering, will be described in one or more supplements to this prospectus. The prospectus supplements may also add, update or change information in this prospectus. You should read this prospectus and any applicable supplement carefully before you purchase any of our securities.

We may offer and sell our securities in the same offering or in separate offerings to or through one or more underwriters, dealers, and agents, through underwriting syndicates managed or co-managed by one or more underwriters, or directly to purchasers, on a continuous basis or delayed basis. If any underwriters, dealers or agents are involved, their names and information about any commissions, discounts, and any over-allotment options held by them will be set forth in a prospectus supplement.

Our common stock is traded on the NASDAQ Global Select Market under the symbol “TRST.” On May 24, 2017, the last reported sales price for our common stock was $7.55 per share. None of the other securities that we may offer are currently traded on any securities exchange. The applicable prospectus supplement will contain information, where applicable, as to any other listing on the NASDAQ Global Select Market or any securities market or exchange of the securities that the prospectus supplement covers.

Investing in our securities involves risks. See “Risk Factors” beginning on page , as well as those contained or referenced in the applicable prospectus supplement and under similar headings in the other documents that are incorporated by reference into this prospectus, for certain risks and uncertainties that you should consider.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this Prospectus. Any representation to the contrary is a criminal offense.

The shares offered are our securities and are not savings accounts, deposits or other obligations of any bank subsidiary of ours and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

The date of this Prospectus is                     , 2017.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission, which we refer to as the SEC, using the SEC’s shelf registration rules. Under the shelf registration rules, using this prospectus, together with a prospectus supplement, we may sell from time to time, in one or more offerings, on a continuous or delayed basis, the securities described in this prospectus for an aggregate initial offering price of up to $53,056,000.

This prospectus provides a general description of the securities we may offer and sell from time to time. Each time we offer to sell securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the securities offered and the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. This prospectus does not contain all of the information included in the registration statement. For a complete understanding of the offering of securities, you should refer to the registration statement relating to this prospectus, including its exhibits, and read this prospectus, the applicable prospectus supplement and the additional information described below under “Where You Can Find More Information” before making an investment decision.

In this prospectus, “TrustCo Bank Corp NY,” “TrustCo,” “the Company,” “we,” “us,” and “our” refer to TrustCo Bank Corp NY, a New York corporation, and “Trustco Bank,” and “the Bank” refer to our subsidiary, Trustco Bank, a federal savings bank, unless the context otherwise requires.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934 (the “Exchange Act”) and accordingly file annual, quarterly and other reports, proxy statements and other information with the SEC. You may inspect and copy these filings at the SEC’s public reference room at 100 F Street, N.W, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC also maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

Our website address is www.trustcobank.com. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus.

This prospectus is part of a registration statement and does not contain all of the information included in the registration statement. Whenever a reference is made in this prospectus to any contract or other document of ours, you should refer to the exhibits that are a part of the registration statement or the prospectus supplement for a copy of the referenced contract or document. Statements contained in this prospectus concerning the provisions of any documents are necessarily summaries of those documents, and each statement is qualified in its entirety by reference to the copy of the document filed with the SEC.

The SEC allows us to “incorporate by reference” the information we file with the SEC and any additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding portions thereof deemed to be “furnished” to the SEC pursuant to Item 2.02, Item 7.01 or Item 9.01 of a Current Report on Form 8-K) between the date of this prospectus and the termination of the offering of the securities, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information filed with the SEC will update and supersede this information.

The following documents that we filed with the SEC are incorporated by reference:

1.	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 filed on March 3, 2017.

2.	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2017.

3.	Our current reports on Form 8-K filed February 21, 2017, March 24, 2017, April 14, 2017, May 16, 2017, May 18, 2017, and May 23, 2017.

4.	Our Proxy Statement on Schedule 14A, as filed with the SEC on April 3, 2017 to the extent incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

5.
The description of our common stock which is contained in our Registration Statement on Form S-4 under the Securities Act, Registration No. 33-40379, effective date May 8, 1991, and an update of that description contained in our Current Report on Form 8-K filed on July 9, 1991; and including any amendment or report filed for purposes of updating such description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering or offerings contemplated by this prospectus, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

We will provide copies of all documents incorporated by reference, other than exhibits to such documents, without charge to each person who receives a copy of this prospectus upon written or oral request to TrustCo Bank Corp NY, 5 Sarnowski Drive, Glenville, New York 12302, Attention: Corporate Secretary, Telephone Number (518) 377-3311.

We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell our securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, as well as information we previously filed with the SEC and have incorporated by reference, is accurate as of the date on the front cover of this prospectus only. Our business, financial condition, results of operations, and prospects may have changed since that date.

SPECIAL NOTE ABOUT FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and any documents we incorporate by reference may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements can sometimes be identified by the use of forward-looking words such as “may,” “will,” “should,” “could,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimate,” “potential” or “continue,” or the negative of these terms or other comparable terminology. The matters addressed by forward looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical earnings and those presently anticipated or projected. We wish to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made.

The following important factors, among others, in some cases have affected and in the future could affect our actual results and could cause our actual financial performance to differ materially from that expressed in any forward-looking statement:

•
our ability to continue to originate a significant volume of one- to- four family mortgage loans in our market areas and to otherwise maintain or increase our market share in the areas in which we operate;

•	our ability to continue to maintain noninterest expense and other overhead costs at reasonable levels relative to income;

•
our ability to comply with the Formal Agreement entered into by our subsidiary Trustco Bank and its regulator, the Office of the Comptroller of the Currency, and potential regulatory actions if we or Trustco Bank fails to comply;

•	restrictions or conditions imposed by our and Trustco Bank’s regulators on our operations that may make it more difficult to achieve our and Trustco Bank’s goals;

•
the future earnings and capital levels of us and Trustco Bank and the continued receipt of approvals from our and Trustco Bank’s primary federal banking regulators under regulatory rules and the Formal Agreement to distribute capital from Trustco Bank to us, which could affect the ability of us to pay dividends;

•
the results of supervisory monitoring or examinations of Trustco Bank and us by our respective primary federal banking regulators, including the possibility that the regulators may, among other things, require us to increase our loss allowances or to take other actions that reduce capital or income;

•
our ability to make accurate assumptions and judgments regarding the credit risks associated with our lending and investing activities, including changes in the level and direction of loan delinquencies and charge-offs, changes in property values, and changes in estimates of the adequacy of the allowance for loan and lease losses;

•
the effects of and changes in, trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System, inflation, interest rates, market and monetary fluctuations;

•	adverse conditions in the securities markets that lead to impairment in the value of securities in our investment portfolio;

•	changes in law and policy accompanying the new presidential administration and uncertainty or speculation pending the enactment of such changes;

•
the perceived overall value of our products and services by users, including the features, pricing and quality compared to competitors’ products and services and the willingness of current and prospective customers to substitute competitors’ products and services for our products and services;

•	changes in consumer spending, borrowing and savings habits;

•
the effect of changes in financial services laws and regulations (including laws concerning taxation, banking and securities) and the impact of other governmental initiatives affecting the financial services industry, including new regulatory capital requirements that took effect for 2016;

•	changes in management personnel;

•	real estate and collateral values;

•	changes in accounting policies and practices, as may be adopted by the bank regulatory agencies Financial Accounting Standards Board or the Public Company Accounting Oversight Board;

•	disruptions, security breaches, or other adverse events affecting the third-party vendors who perform several of our critical processing functions;

•	technological changes and electronic, cyber and physical security breaches;

•	changes in local market areas and general business and economic trends, as well as changes in consumer spending and saving habits;

•	our success at managing the risks involved in the foregoing and managing our business; and

•	other risks and uncertainties included under “Risk Factors” in our Form 10-K for the year ended December 31, 2016 and, if any, in our subsequent reports or filings with the SEC.

The foregoing list should not be construed as exhaustive, and we disclaim any obligation to subsequently revise any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

SUMMARY

This summary provides a general description of the securities we may offer. This summary is not complete and does not contain all of the information that may be important to you. For a more complete understanding of us and the terms of the securities we will offer, you should read carefully this entire prospectus, including the “Risk Factors” section, the applicable prospectus supplement for the securities and the other documents we refer to and incorporate by reference. In particular, we incorporate important business and financial information into this prospectus by reference.

TrustCo Bank Corp NY

We are a New York corporation organized in 1981 to acquire all of the outstanding stock of Trustco Bank, National Association, formerly known as Trustco Bank New York, and prior to that, The Schenectady Trust Company. Our principal subsidiary, Trustco Bank, is the successor by merger to Trustco Bank, National Association.

Trustco Bank provides general banking services to individuals, partnerships and corporations primarily through its 144 banking offices (and 157 automatic teller machines) in 31 counties in New York, Florida, Massachusetts, New Jersey and Vermont. The Bank provides a wide range of personal and business banking and fiduciary services.

As of March 31, 2017, we had total assets of approximately $4.9 billion, net loans of approximately $3.4 billion, total liabilities of approximately $4.5 billion and total shareholders’ equity of approximately $438.7 million.

The Securities We May Offer

We may use this prospectus to offer securities in an aggregate amount of up to $53,056,000 in one or more offerings. This prospectus describes the general terms that may apply to the securities offered. The specific terms of our securities to be offered, including the specific amount, the price, the terms, and the plan of distribution for that offering, will be described in one or more supplements to this prospectus. The prospectus supplements may also describe risks associated with an investment in our securities in addition to those described in the “Risk Factors” section of this prospectus.

We may sell the securities directly or through underwriters, dealers, or agents, or in any other manner described under “Plan of Distribution.” We and our underwriters, dealers, or agents reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities through underwriters or agents, we will include in the applicable prospectus supplement the names of those underwriters or agents, applicable fees, discounts, and commissions to be paid to them, details regarding over-allotment options, if any and the net proceeds to us.

Common Stock

We may sell our common stock, par value $1.00 per share. In a prospectus supplement, we will describe the aggregate number of shares offered and the offering price or prices of the shares.

Preferred Stock

We may sell shares of our preferred stock, par value $10.00 per share, in one or more series. In a prospectus supplement, we will describe the designation, number of shares that constitute the series, dividends, the dividend rate, the dividend periods, any liquidation preference per share, the issue price, any conversion provisions, any conversion rights and any other specific terms.

Warrants and Rights

We may issue warrants and rights entitling the holders of those securities to purchase shares of our capital stock of any class or series or other securities authorized by us. In a prospectus supplement, we will inform you of the specific terms of the warrants or rights, including the exercise price, any offering price, the aggregate number of warrants or rights, the terms of the common stock, preferred stock or other securities that may be purchased upon the exercise of the warrants or rights, any date upon which the warrants or rights will be separately transferable, the number of shares of common stock or preferred stock that may be purchased upon exercise of a warrant or right, the dates on which the right to exercise the warrants or rights commence and expire, any redemption or call provisions and any provisions with respect to the holder’s right to require us to repurchase the warrants or rights upon a change in control or similar event.

Units

We may issue units comprised of one or more of the other classes of securities described in this prospectus in any combination. In a prospectus supplement, we will describe the particular combination of securities constituting any units and any other specific terms of the units.

RISK FACTORS

Investing in our securities involves a degree of risk. You should carefully review the risks and uncertainties described in our most recent Annual Report on Form 10-K, as updated by any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, that we have filed or will file with the SEC and that are incorporated by reference into this prospectus. The risks described in these documents are not the only ones we face, but those that we currently consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. Please also read carefully the section above entitled “Special Note About Forward-Looking Statements.”

FINANCIAL RATIOS

If we offer preferred stock, we will set forth in the applicable prospectus supplement, if required, our historical consolidated ratio of our earnings to combined fixed charges and preferred stock dividends.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale of the securities offered hereby. Except as otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities covered by this prospectus for general corporate purposes. Such uses may include funding and providing enhanced capital for our bank and non-bank subsidiaries, financing business expansion and investments at the holding company level. Pending any of such uses, we may invest the net proceeds in short-term securities, reduce our short-term indebtedness or hold the net proceeds in deposit accounts in our subsidiary bank.

DESCRIPTION OF THE SECURITIES WE MAY OFFER

This prospectus contains summary descriptions of our common stock, preferred stock, warrants, rights and units that we may offer from time to time. As further described in this prospectus, these summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security will be described in the accompanying prospectus supplement and other offering material. The accompanying prospectus supplement may add, update or change the terms and conditions of the securities as described in this prospectus.

General

We are currently authorized to issue 150,000,000 shares of common stock, par value $1.00 per share, and 500,000 shares of preferred stock, par value $10.00 per share. As of May 24, 2017, there were 96,014,883 shares of our common stock issued and outstanding and no shares of the preferred stock are issued or outstanding, plus 3,495,799 shares of treasury stock.

Common Stock

Voting Rights. Holders of our common stock possess exclusive voting rights in us, except to the extent that shares of preferred stock issued in the future may have voting rights. Each holder of shares of our common stock is entitled to one vote for each share held of record on all matters submitted to a vote of our shareholders.

Dividend Rights. Holders of our common stock are entitled to receive dividends when, as and if declared by our board of directors out of funds legally available therefor, subject to any preferential dividend rights that may attach to preferred stock that we may issue in the future. Under the New York Business Corporation Law (which we may refer to as the “NYBCL”), we may pay dividends on our common stock unless we are or would thereby be made insolvent. Moreover, we may pay dividends out of surplus only such that our net assets remaining after the dividend payment is at least equal to the amount of our stated capital. If we pay any dividend, in whole or in part, from sources other than earned surplus, we must notify our stockholders of that fact. The ability of Trustco Bank to pay cash dividends, which is expected to be our principal source of income, is restricted by applicable banking laws, including the regulations and policies of the Office of the Comptroller of the Currency, which is Trustco Bank’s primary regulator, and the Board of Governors of the Federal Reserve System, which is our primary regulator. Such dividends have previously been our principal source of income.

Liquidation Rights. In the event we are liquidated or dissolved, each holder of our common stock would be entitled to receive, after payment of all our debts and liabilities, a pro rata portion of all of our assets available for distribution to holders of our common stock. If we have issued any preferred stock, the holders thereof may have a priority in liquidation or dissolution over the holders of the our common stock.

Other Characteristics. Holders of our common stock do not have preemptive rights with respect to any additional shares of common stock that we may issue in the future. The shares of our common stock currently outstanding are, and the shares of our common stock that may be issued pursuant to this prospectus and any applicable prospectus supplement will be, when issued and delivered as described in this prospectus and any such prospectus supplement, duly authorized, validly issued, fully paid and non-assessable. There are no redemption or sinking fund provisions applicable to the shares of our common stock. The transfer agent for shares of our common stock is Registrar and Transfer Company.

Preferred Stock

Our certificate of incorporation authorizes the issuance of up to 500,000 shares of preferred stock, par value $10.00 per share. Our board of directors may authorize the issuance of one or more series of preferred stock and may establish and designate series and the number of shares and the relative rights, preferences and limitations of the respective series of the preferred stock offered by this prospectus and the applicable prospectus supplement. All shares of preferred stock will, when issued, be fully paid and non-assessable.

Any voting powers of our preferred stock may be full or limited but may not exceed one vote per share.

The number of shares and the specific terms of any series of preferred stock will be described in the prospectus supplement by which we offer that series of preferred stock. The terms of particular series of preferred stock may differ, among other things, in:

•	designation,

•	number of shares that constitute the series,

•	dividends (which may be cumulative or noncumulative), the dividend rate or the method of calculating the dividend rate,

•	dividend periods or the method of calculating the dividend periods,

•	amount of liquidation preference per share, if any,

•	price at which the preferred stock will be issued,

•	conversion provisions, if any,

•	convertibility into other series of preferred stock or common stock and

•	any other specific terms of the preferred stock being offered.

Each series of preferred stock will rank, with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up:

•	junior to any series of our capital stock expressly stated to be senior to that series of preferred stock, and

•	senior to our common stock and any class of our capital stock expressly stated to be junior to that series of preferred stock.

Anti-Takeover Statutes and Provisions

In general, the NYBCL prohibits any business combination (including, for example, mergers, consolidations and acquisitions of substantially all of the assets) between a New York corporation and an “interested stockholder” (defined as any owner of 20% or more of the voting stock of such corporation) unless the corporation’s board of directors has approved the business combination or the stock acquisition by which the related party’s interest reached 20% prior to the date of such stock acquisition. This restriction applies for five years after the date of such stock acquisition. Thereafter, the corporation may enter into a business combination with the related party:

•	if the combination is approved by a majority of the corporation’s voting stock beneficially owned by stockholders other than the related party; or

•
if such disinterested stockholders receive a price for their shares equal to or greater than a price determined in accordance with a statutory formula intended to assure that stockholders receive an equitable price in the business combination.

As a New York corporation, we, and any potential acquiror of us, would be subject to this provision.

In addition, our certificate of incorporation and bylaws contain several provisions that may be deemed to be “anti-takeover” in nature. Our certificate of incorporation includes a so-called “fair consideration” provision, which provides that a “business combination” (including a merger, consolidation or acquisition of substantially all of the assets) involving us or any of our subsidiaries, with any person or entity beneficially owning directly or indirectly more than 5% of our outstanding voting stock may not be consummated without the affirmative vote of at least two-thirds of our voting stock, even if the normal statutory requirements are otherwise met, unless:

•	the transaction is approved by at least two-thirds of the members of the TrustCo Board who are not affiliated with the 5% stockholder; or

•	the transaction meets certain minimum price requirements (in either of which cases only the normal stockholder and director approval requirements of the NYBCL would govern the transaction).

Our certificate of incorporation requires an affirmative vote of at least two-thirds of our voting stock to change, modify or repeal any provision of our certificate of incorporation or bylaws. Also, our certificate of incorporation provides for a classified board of directors, under which one-third of our directors are elected to three-year terms at each annual meeting of our stockholders. In effect, the classified board may increase the time required for any one or more persons owning a majority or controlling block of our stock to elect a majority of our directors.

Certain Effects of Authorized But Unissued Stock

Subject to the requirements of the NASDAQ Stock Market or other applicable rules, we may issue shares of common stock and preferred stock in future issuances without stockholder approval. We may utilize these additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, facilitating corporate acquisitions or paying a dividend on our capital stock.

The existence of unissued and unreserved common stock and preferred stock may enable our board of directors to issue shares to persons friendly to current management or to issue preferred stock with terms that could render more difficult or discourage a third party attempt to obtain control of our company by means of a merger, tender offer, proxy contest or otherwise, thereby protecting the continuity of our management.

Warrants and Rights

We have the authority to create and issue warrants and rights entitling the holders of those securities to purchase shares of our capital stock of any class or series or other securities authorized by us. Our board has the authority to set the exercise price, duration, times for exercise and other terms of any warrants or rights that we may issue. However, the consideration to be received for any shares of our capital stock subject to any warrant or rights may not be less than the par value of those shares.

We may issue warrants or rights for the purchase of our preferred stock or common stock, or any combination thereof. Warrants or rights may be issued by us independently or together with our preferred stock or common stock, and may be attached to, or separate from, any other offered securities. Any rights we issue may or may not be transferable by the person purchasing or receiving the rights. In connection with any rights offering to our shareholders, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other person would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of warrants or rights will be issued under a separate agreement to be entered into between us and the holder or a bank or trust company, as agent. In the event we engage an agent, the agent will act solely as our agent in connection with the warrants or rights, as applicable. The agent will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants or rights, as applicable. This summary of certain provisions of the warrants and rights is not complete. For the terms of a particular series of warrants or rights, you should refer to the prospectus supplement and the agreement for that particular series.

The prospectus supplement relating to a particular series of warrants or rights to purchase our common stock or preferred stock will describe the terms of the warrants or rights, as applicable, including the following:

•	the title of the warrants or rights,

•	the exercise price of the warrants or rights,

•	the offering price for the warrants or rights, if any,

•	the aggregate number of warrants or rights,

•	the designation and terms of the common stock or preferred stock that may be purchased upon the exercise of the warrants or rights,

•	if applicable, the designation and terms of the securities with which the warrants or rights are issued and the number of warrants or rights issued with each security,

•	if applicable, the date from and after which the warrants or rights and any securities issued therewith will be separately transferable,

•	the number of shares of common stock or preferred stock that may be purchased upon exercise of a warrant or right, and the exercise price for the warrants or rights, as applicable,

•	the dates on which the right to exercise the warrants or rights commence and expire,

•	if applicable, the minimum or maximum amount of the warrants or rights that may be exercised at any one time,

•	if applicable, a discussion of material U.S. federal income tax considerations,

•	the anti-dilution provisions, if any, of the warrants or rights,

•	the redemption or call provisions, if any, applicable to the warrants or rights,

•	any provisions with respect to the holder’s right to require us to repurchase the warrants or rights upon a change in control or similar event, and

•	any additional terms of the warrants or rights, including procedures and limitations relating to the transfer, exchange, exercise and settlement thereof.

Holders of warrants or rights will not be entitled:

•	to vote, consent or receive dividends;

•	receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or

•	exercise any rights of our stockholders.

Units

We may issue units comprised of one or more of the other classes of securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The prospectus supplement will describe:

•
the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

•	a description of the terms of any agreement governing the units;

•	a description of the provisions for the payment, settlement, transfer or exchange of the units; and

•	a discussion of material federal income tax considerations, if applicable.

The descriptions of the units in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable agreements. These descriptions do not restate those agreements in their entirety and may not contain all the information that you may find useful. We urge you to read the applicable agreements because they, and not the summaries, define your rights as holders of the units.

PLAN OF DISTRIBUTION

We may sell the offered securities in any of the ways described below or in any combination or in any way set forth in an applicable prospectus supplement from time to time:

•	to or through underwriters, brokers or dealers;

•	through one or more agents;

•	directly to purchasers or to a single purchaser;

•
through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction; or

•	through a combination of any of these methods of sale.

The distribution of the securities may be effected from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed from time to time;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.

The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:

•	the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them;

•	the public offering price of the securities and the proceeds to us and any discounts, commissions or concessions allowed or re-allowed or paid to dealers; and

•	any exchanges on which the securities may be listed.

Underwriters may offer and sell the offered securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in an underwriting agreement between us and the underwriters. If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the securities if they purchase any of the securities. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement or a free writing prospectus, naming the underwriter, the nature of any such relationship.

Any offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

Only the agents or underwriters named in each prospectus supplement are agents or underwriters in connection with the securities being offered thereby.

We may authorize underwriters, dealers or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in each applicable prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts will not be less than nor more than, the respective amounts stated in each applicable prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, in each case subject to our approval. Delayed delivery contracts will be subject only to those conditions set forth in each applicable prospectus supplement, and each prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

We may from time to time engage a firm to act as our agent for one or more offerings of our securities. We sometimes refer to this agent as our “offering agent.” If we reach agreement with an offering agent with respect to a specific offering, including the number of securities and any minimum price below which sales may not be made, then the offering agent will try to sell such securities on the agreed terms. The offering agent could make sales in privately negotiated transactions or using any other method permitted by law, including sales deemed to be an “at the market” offering as defined in Rule 415 promulgated under the Securities Act, including sales made directly on the NASDAQ Global Select Market, or sales made to or through a market maker other than on an exchange. The offering agent will be deemed to be an “underwriter” within the meaning of the Securities Act with respect to any sales effected through an “at the market” offering.

Agents, underwriters and other third parties described above may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution from us with respect to payments that the agents, underwriters or other third parties may be required to make in respect of these civil liabilities. Agents, underwriters and such other third parties may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

Certain underwriters may use the prospectus and any accompanying prospectus supplement for offers and sales related to market-making transactions in the securities. These underwriters may act as principal or agent in these transactions, and the sales will be made at prices related to prevailing market prices at the time of sale.

All securities we offer, other than common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

Certain persons participating in an offering may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with rules and regulations under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a short covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

To the extent permitted by and in accordance with Regulation M under the Exchange Act, any underwriters who are qualified market makers on the NASDAQ Global Select Market may engage in passive market making transactions in the securities on the NASDAQ Global Select Market during the business day prior to the pricing of an offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker's bid, however, the passive market maker's bid must then be lowered when certain purchase limits are exceeded.

We also may sell any of the securities through agents designated by us from time to time. We will name any agent involved in the offer or sale of these securities and will list commissions payable by us to these agents in the applicable prospectus supplement. These agents will be acting on a best efforts basis to solicit purchases for the period of their appointment, unless stated otherwise in the applicable prospectus supplements.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon by Lewis Rice LLC, St. Louis, Missouri. If the validity of any securities is also passed upon by counsel to any underwriters, dealers or agents, that counsel will be named in the prospectus supplement relating to that specific offering.

EXPERTS

Our consolidated financial statements as of December 31, 2016 and 2015 and for each of the three years in the three-year period ended December 31, 2016, have been audited by Crowe Horwath LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference from our Annual Report on Form 10-K for the year ended December 31, 2016, and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

$53,056,000

Common Stock
Preferred Stock
Warrants
Rights
Units

Prospectus

                    , 2017

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement or free writing prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell our securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, as well as information we previously filed with the SEC and have incorporated by reference, is accurate as of the date on the front cover of this prospectus only. Our business, financial condition, results of operations and prospects may have changed since that date.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

Registration:	*
NASDAQ Global Select Markt Listing Fee	**
Accountants’ Fees and Expenses	$7,500.00
Printing and Engraving:	**
Transfer Agent and Registrar Fees and Expenses:	**
Legal Fees and Expenses:	**
Miscellaneous Expenses:	**
Total	**

*	Previously paid. See note (4) on cover.

**	These fees and expenses depend on the securities offered and the number of securities issuances and cannot be estimated at this time.

Item 15.	Indemnification of Directors and Officers

Sections 721-725 of the New York Business Corporation Law provide for or permit the indemnification of our directors and officers a New York corporation under certain circumstances. Generally, a corporation may indemnify a director or officer of the corporation against any judgments, fines, amounts paid in settlement and reasonable expenses, if such director or officer acted, in good faith, for a purpose which he or she reasonably believed to be in the best interests of the corporation and, in criminal actions, had no reasonable cause to believe that his or her conduct was unlawful.

Article XI of our Amended and Restated Certificate of Incorporation provides that to the fullest extent elimination or limitation of director liability is permitted by the New York Business Corporation Law, no directors of the corporation shall be liable to the corporation, or its shareholders for any breach of duty in such capacity.

Our bylaws contain detailed and comprehensive procedures to address the circumstances under which any of our officers or directors may seek indemnification and under which the board or other persons, including our shareholders, may authorize indemnification payments.  A copy of our bylaws was included as an exhibit to the Report on Form 8-K we filed with the SEC on September 16, 2008. Pursuant to Employment Agreements between us and certain of our executive officers, we are obligated to indemnify such executives for acts or decisions made by such executives in good faith while performing services for us, and we are obligated to use our best efforts to obtain insurance coverage relating thereto. Finally, under a policy of directors’ and officers’ insurance with total annual limits of $45,000,000, our directors and officers are insured, subject to the limits, exceptions and other terms and conditions of such policy, against liability for claims made against them for any actual or alleged error or misstatement or misleading statement or act or omission or neglect or breach of duty while acting in their individual or collective capacities as directors or officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Act and therefore is unenforceable.

Item 16.	Exhibits

The following exhibits are submitted herewith or incorporated by reference herein.

1.1	Form of Underwriting Agreement (to be filed by amendment or as an exhibit to a report pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act)

4.1	Form of Warrant Agreement (to be filed by amendment or as an exhibit to a report pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act)

4.2	Form of Warrant (to be filed by amendment or as an exhibit to a report pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act)

4.3	Form of Rights Agreement (to be filed by amendment or as an exhibit to a report pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act)

4.4	Form of Rights (to be filed by amendment or as an exhibit to a report pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act)

4.5	Form of Unit Agreement (to be filed by amendment or as an exhibit to a report pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act)

4.6	Form of Unit (to be filed by amendment or as an exhibit to a report pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act)

4.7	Form of Preferred Stock Certificate (to be filed by amendment or as an exhibit to a report pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act)

4.8	Form of Certificate of Designation with respect to Preferred Stock (to be filed by amendment or as an exhibit to a report pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act)

5.1	Legal Opinion of Lewis Rice LLC

12.1	Statement regarding computation of ratios (to be filed by amendment or as an exhibit to a report pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act)

15.1	Crowe Horwath LLP letter regarding Unaudited Interim Financial Information

23.1	Consent of Lewis Rice LLC (included in Exhibit 5.1)

23.2	Consent of Crowe Horwath LLP

24	Powers of Attorney

Item 17.	Undertakings

(a)            The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and;

(iii)
to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)
each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities

(i)
the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(A)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(B)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(C)
the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(D)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant the foregoing provisions described above under Item 15 or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suitor proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S‑3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Glenville, State of New York, on May 25, 2017.

TrustCo Bank Corp NY

By	/s/ Michael M. Ozimek
Michael M. Ozimek
Senior Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities shown and on May 25, 2017.

Name	Title/Position

/s/ Robert J. McCormick	President and Chief Executive Officer, Director (Principal Executive Officer)
Robert J. McCormick

/s/ Michael M. Ozimek	Senior Vice President and
Michael M. Ozimek	Chief Financial Officer (Principal Financial and Accounting Officer)

*	Director
Dennis A. DeGennaro

*	Director
Brian C. Flynn

*	Director
Thomas O. Maggs

*	Director
Dr. Anthony J. Marinello

*	Director
William D. Powers

*	Director
William J. Purdy

* By:	/s/ Robert M. Leonard
Attorney-in-Fact

EXHIBIT INDEX

Reg. S‑K Item 601 Exhibit No.	Exhibit

1.1	Form of Underwriting Agreement (to be filed by amendment or as an exhibit to a report pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act)

4.1	Form of Warrant Agreement (to be filed by amendment or as an exhibit to a report pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act)

4.2	Form of Warrant (to be filed by amendment or as an exhibit to a report pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act)

4.3	Form of Rights Agreement (to be filed by amendment or as an exhibit to a report pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act)

4.4	Form of Rights (to be filed by amendment or as an exhibit to a report pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act)

4.5	Form of Unit Agreement (to be filed by amendment or as an exhibit to a report pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act)

4.6	Form of Unit (to be filed by amendment or as an exhibit to a report pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act)

4.7	Form of Preferred Stock Certificate (to be filed by amendment or as an exhibit to a report pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act)

4.8	Form of Certificate of Designation with respect to Preferred Stock (to be filed by amendment or as an exhibit to a report pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act)

5.1	Opinion of Lewis Rice LLC

12.1	Statement regarding computation of ratios (to be filed by amendment or as an exhibit to a report pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act)

15.1	Crowe Horwath LLP letter regarding Unaudited Interim Financial Information

23.1	Consent of Lewis Rice LLC (included in Exhibit 5.1)

23.2	Consent of Crowe Horwath LLP

24	Powers of Attorney